SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 -------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                 ------------

                              THE SCOTTS COMPANY
            (Exact name of registrant as specified in its charter)

         OHIO                                                31-1199481
(State of Incorporation                                    (IRS Employer
   or organization)                                      Identification No.)



                             14111 SCOTTSLAWN ROAD
                            MARYSVILLE, OHIO 43041
                                (513) 644-0011
                   (Address of Principal Executive Offices)

                                --------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                       Name of each exchange
    Title of each class                                  on which each class
    to be so registered                                  is to be registered

COMMON SHARES, WITHOUT PAR VALUE                       NEW YORK STOCK EXCHANGE


                               -----------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE

Item 1. Description of Registrant's Securities to be Registered

     The description of the Registrant's Common Shares, without par value, contained under the heading "DESCRIPTION OF THE CAPITAL STOCK OF THE COMPANY" on pages 48 through 49 of the Registrant's Proxy Statement/Prospectus dated March 15, 1995 (the "Proxy Statement"), contained in the Registrant's Registration Statement on Form S-4 (File No. 33-57575) is incorporated herein by reference.

     Certain of the existing shareholders of the Registrant's Common Shares, or of securities of the Registrant convertible into or exercisable for the Registrant's Common Shares, are subject to the restrictions described under the heading "THE AGREEMENT - Standstill Provisions" on pages 20 through 23 of the Proxy Statement, which description is incorporated herein by reference.

     The description of certain provisions of the Registrant's Amended Articles of Incorporation and Code of Regulations contained under the heading "PROTECTION AGAINST NON-NEGOTIATED TAKEOVERS" on pages 29 through 31 of the Proxy Statement is incorporated herein by reference.

Item 2. Exhibits

     The following exhibits are filed as part of the registration statement:

     1.1  Specimen certificate representing the Common Shares.

     2.1 Amended and Restated Agreement and Plan of Merger dated as of May 19, 1995, among Stern's Miracle-Gro Products, Inc., Stern's Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, L.P., the general partners of the Hagedorn Partnership, Community Funds, Inc., Horace Hagedorn, John Kenlon, the Registrant and ZYX Corporation (incorporated by reference to Exhibit 2(b) to the Registrant's Current Report on Form 8-K dated June 1, 1995 (File No. 0-19768) and filed through the EDGAR System (the "Form 8-K")).

     2.2 Amended Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on September 20, 1994 (incorporated herein by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 0-19768)).

     2.3 Certificate of Amendment by Shareholders of the Amended Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on May 4, 1995 (incorporated herein by reference to Exhibit 4(b) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1995 of the Registrant (File No. 0-10768) (the "Form 10-Q")).

     2.4 Regulations of the Registrant (reflecting amendments adopted by the shareholders of the Registrant on April 6, 1995) (incorporated herein by reference to Exhibit 4(c) to the Form 10-Q).


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              THE SCOTTS COMPANY



Date: December 21, 1995             By:  /s/Craig D. Walley
                                    Name:   Craig D. Walley
                                    Title:  Vice President, General Counsel
                                            and Secretary